Exhibit 99.1

Granite Point Mortgage Trust Inc. Business Update

New York, December 6, 2017 — Granite Point Mortgage Trust Inc. (NYSE: GPMT) a commercial real estate investment trust (REIT) focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments, today provided an update on its activities subsequent to the end of the third quarter of 2017.

Activity Post Quarter-End

•                  Since the end of the third quarter of 2017 through December 1, 2017, the company has closed additional senior floating rate commercial real estate loans representing total commitments of approximately $252 million, comprised of approximately $193 million of initial fundings and $59 million of future fundings. During this time, the company has also funded approximately $16 million of its existing loan commitments, bringing total funded loan amounts to approximately $209 million, as of December 1, 2017.

•                  As of December 1, 2017, the company had an additional pipeline of senior floating rate commercial real estate loans representing total loan commitment amounts of approximately $137 million, comprised of approximately $104 million of initial fundings and $33 million of future fundings.  The company expects that certain of these loans will close by the end of the fourth quarter of 2017, with the remainder closing early in 2018, all subject to customary closing conditions and fallout.

•                  Since the end of the third quarter of 2017 through December 1, 2017, the company has collected approximately $75 million of loan prepayments and anticipates, based on the company’s current estimates, collecting approximately $24 million of additional loan prepayments by the end of the fourth quarter of 2017; however, the amount ultimately collected may be higher or lower.

•                  Since the end of the third quarter of 2017 through December 1, 2017, the company amended one of its financing facilities to increase the borrowing capacity thereunder by $100 million and the company amended another one of its financing facilities to increase the borrowing capacity thereunder by $250 million, bringing the company’s total borrowing capacity to approximately $2.3 billion.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point intends to elect and qualify to be taxed as a REIT.  Granite Point is headquartered in New York, New York, and is externally managed by Pine River Capital Management L.P. Additional information is available at www.gpmortgagetrust.com.

Additional Information

Stockholders of Granite Point and other interested persons may find additional information regarding the company at the SEC’s website at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 590 Madison Avenue, 38th Floor, New York, NY 10022, telephone 212-364-3718.

Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are included in this statement for purposes of invoking these safe harbor provisions. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. The forward-looking statements made in this release include, but may not be limited to, expectations regarding the use of proceeds from the offering.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our public filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact

Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., 212-364-3718, marcin.urbaszek@prcm.com.